                               COST-U-LESS, INC.

                        DIRECTOR STOCK OPTION AGREEMENT

                        _______ SHARES OF COMMON STOCK


     Cost-U-Less, Inc. (the "Company") hereby grants to ___________ (the "Optionee"), in connection with the Optionee's service as a director of the Company, the right and option to purchase _______ shares of the Company's Common Stock at an exercise price of ______ per share.

     DATE OF GRANT: The date of grant of the option is _________________.

     TERMS: The term of the option is ten years from date of grant, unless sooner terminated.

     EXERCISE; PAYMENT FOR SHARES: This Option may be exercised in whole or in part at any time and from time to time; provided, however, that no fewer than 100 shares (or the remaining shares then purchasable under this option, if less than 100 Shares) may be purchased upon any exercise of option rights hereunder and that only whole shares will be issued pursuant to the exercise of this Option. This option may be exercised by giving written notice, signed by the person exercising the option, to the Company stating the number of shares with respect to which the option in being exercised, accompanied by payment in full for such Shares, which payment may be made by the delivery of:

     (a)  Cash, personal check, bank certified or cashier's check;

     (b) Unless the Board of Directors in its sole discretion determines otherwise, shares of the capital stock of the Company held by the Optionee for a period of at least six months having a fair market value at the time of exercise, as determined in good faith by the Board of Directors, equal to the exercise price; or

     (c) A properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price.

     TERMINATION: If the service of the Optionee as a Director of the Company ceases for any reason, other than death, and unless by its terms this option sooner terminates or expires, then you may exercise this option for two years thereafter, but this Option shall terminate at the end of such period following such cessation as to all shares for which it has not theretofore been exercised.

     DEATH OF OPTIONEE: If the Optionee shall die while a Director or within two years following cessation of the Optionee's service as a Director, this Option may be exercised within two years after such death or cessation, whichever shall first occur, by the personal representative of the Optionee's estate or by the person or persons to whom the Optionee's rights under this Option shall pass by will or by the applicable laws of descent and distribution.

     TRANSFER OF OPTION: This Option and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, or by the applicable laws of descent and distribution and shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of any right or privilege conferred hereby, contrary to the provisions of this Agreement, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby shall be null and void.

     LIMITATION AS TO DIRECTORSHIP: Neither the granting of this Option nor any other action taken pursuant to this Agreement shall constitute or be evidence of any agreement or understanding, express or implied, that the Optionee has a right to continue as a director for any period of time or an any particular rate of compensation.

   REGULATORY APPROVAL AND COMPLIANCE:

     (a) The Company shall not be required to issue any certificate or certificates for shares upon the exercise of this Option, or record the Optionee as a holder of record of shares, without obtaining to the complete satisfaction of the Board of Directors the approval of all regulatory bodies deemed necessary by the Board of Directors, and without complying, to the Board of Directors' complete satisfaction, with all rules and regulations under federal, state or local law deemed applicable by the Board of Directors.

     (b) As a condition to the exercise of this Option, the Company may require the Options, to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of federal or state securities laws. At the option of the Company, a stop transfer order against any shares may be placed on the official stock books and records of the Company, and a legend indicating that the shares may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the stock certificate in order to assure exemption from registration. The board of Directors may also require such other action or agreement by the Optionee as may from time to time be necessary to comply with the federal and state securities laws. This provision shall not obligate the Company to undertake registration of this Option or any shares issued hereunder.

   CAPITAL ADJUSTMENTS:

     (a) The number and class of shares covered by this option and the exercise price per share hereof (but not the total price) shall be proportionately adjusted for any stock dividends, stock splits, recapitalizations, combinations or exchanges of shares, split-ups, split-offs, spinoffs, or other similar changes in capitalization.

     (b) Except as provided in subsection (c) below, upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, this Option shall terminate, but the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise this Option in whole or in part.

     (c) If the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger, consolidation, acquisition of property or stock, separation or reorganization, this Option shall be converted into an option to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that this option shall not be converted into an option to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions of subsection (b) above; provided, however, that this Option shall be converted automatically into Exchange stock in (i) a merger of the Company in which the holders of common stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger, (ii) a mere reincorporation, or (iii) the creation of a holding company. The number and class of shares covered by this Option and the exercise price per share hereof (but not the total price) shall be determined by adjusting the number of shares and price hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization.

     (d) In the event of any adjustment in the number of shares covered by this Option, any fractional shares resulting from such adjustment shall be disregarded and this Option shall cover only the number of full shares resulting from such adjustment.

     (e) All such adjustments shall be made by the Board of Directors, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     Status of Shareholders Neither the Optionee nor any person or persons to whom your rights and privileges under this option may pass shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of this Option unless and until this option has been exercised.

     Dated this _____ day of ____________.

                                            COST-U-LESS, INC.

                                            By
                                               ---------------------------------
                                            Its
                                                --------------------------------

                         ACCEPTANCE AND ACKNOWLEDGMENT

I, a resident of the State of ____________________ accept the stock option described above granted by Cost-U-Less, Inc., and acknowledge receipt of a copy of this Agreement.


----------------------------------     -----------------------------------------
Taxpayer I.D. Number                   Address

________________________________________________________________________________

                  NOTICE OF EXERCISE OF DIRECTOR STOCK OPTION
________________________________________________________________________________

To:  Cost-U-Less, Inc.

I, a resident of the State of_____________________ hereby exercise my stock option granted by Cost-U-Less, Inc.("Company") on ______________, subject to all the terms and provisions thereof, and notify the Company of my desire to purchase___________ shares of Common Stock of the Company (the "Securities") at the exercise price of ________ per share which were offered to me pursuant to said option.

     I hereby represent and warrant that (1) I have been furnished with a copy of the Director Stock option Agreement and all information which I deem necessary to evaluate the merits and risks of the purchase of the Securities; and (2) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Securities and the Company.


----------------------------------     -----------------------------------------
Taxpayer I.D. Number

                                                                      SCHEDULE 1

                 OPTIONS GRANTED TO DIRECTORS AS OF MAY 1, 1998

           PURSUANT TO DIRECTOR STOCK OPTION AGREEMENTS (NONVESTING)


NAME                      OPTIONS GRANTED          DATE OF GRANT          PURCHASE PRICE
John Anderson             10,331                   July 28, 1993          $10.16/share

Terry Buckley             10,331                   February 24, 1998      $10.16/share

David Enger               10,331                   July 7, 1993           $10.16/share

Donald Gevirtz            88,554                   January 8, 1998        $7.62/share

Wayne Keener              10,331                   April 30, 1997         $10.16/share

Gary Nettles              10,331                   April 30, 1997         $10.16/share

Michael J. Rose           10,331                   April 30, 1997         $10.16/share

George Textor             10,331                   February 24, 1998      $10.16/share